                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              H & R BLOCK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                            [H&R BLOCK, INC. LOGO]
                                4400 Main Street
                           Kansas City, Missouri 64111

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          to be held September 9, 1998

         The annual meeting of shareholders of H&R Block, Inc., a Missouri corporation (the "Company"), will be held at the Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City, Missouri, at 9:00 a.m., Kansas City time, on Wednesday, September 9, 1998. Shareholders attending the meeting are asked to park on the east side of the parking lot that is north of the Museum and enter the Museum's east entrance. The meeting will be held for the purpose of considering and acting upon the following:

     1. The election of four Class III directors to serve three-year terms (See page 3);

     2. The approval of amendments to the 1989 Stock Option Plan for Outside Directors to (a) extend the Plan for two years, and (b) increase from 2,000 to 3,000 the number of shares of Common Stock subject to a stock option automatically granted each year under the Plan to each outside director of the Company (See page 19);

     3. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending April 30, 1999 (See page 22); and

     4. The transaction of such other business as may properly come before the meeting or any adjournments thereof;

all as set forth in the proxy statement accompanying this Notice.

         The Board of Directors has fixed the close of business on July 10, 1998 as the record date for determining shareholders of the Company entitled to notice of and to vote at the meeting.

                                              By Order of the Board of Directors
                                              JAMES H. INGRAHAM
                                              Secretary
Kansas City, Missouri
July 30, 1998

         A PROXY FOR THE ANNUAL MEETING IS ENCLOSED HEREWITH. PLEASE DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO VOTE IN PERSON, THE PROXY WILL NOT BE USED. THEREFORE, PLEASE RETURN THE SIGNED PROXY EVEN IF YOU PLAN TO ATTEND THE MEETING.

                                 PROXY STATEMENT

         The accompanying proxy is solicited by the Board of Directors of H&R Block, Inc. (the "Company"), 4400 Main Street, Kansas City, Missouri 64111, for use at the annual meeting of shareholders to be held on September 9, 1998, or at any adjournment of that meeting, for the purposes set forth in the foregoing notice. All costs of solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegram by regular employees of the Company. The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies on behalf of the Board of Directors for a fee of $6,000, plus reimbursement of reasonable expenses. Further, brokers and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and the Company will reimburse them for the expense of doing so.

         A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person. Subject to such revocation or suspension, shares represented by properly executed proxies received by the Board of Directors will be counted at the meeting and will be voted in accordance with the shareholder's directions. If the form of proxy is signed and returned and the shareholder has made no specifications with respect to voting matters, the shares will be voted in accordance with the recommendations of the Board of Directors.



QUORUM; VOTING PROCEDURES

         A majority of the outstanding shares entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at such meeting. Shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter shall be deemed to be represented at the meeting for quorum purposes. Shares represented by proxy as to which no voting instructions are given as to matters to be voted upon shall be deemed to be represented at the meeting for quorum purposes.

         Shareholders do not have cumulative voting rights with respect to the election of directors. For all matters to be voted upon at the meeting, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for election or approval. For purposes of determining the number of shares present in person or represented by proxy on a voting matter, all votes cast "for," "against," "abstain" or "withhold authority" are included. "Broker non-votes," which occur when brokers or other nominees are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, are not counted for the purpose of determining the number of shares present in person or represented by proxy on a voting matter.



OUTSTANDING VOTING SECURITIES AND DATE OF MAILING

         At the close of business on July 10, 1998, the Company's outstanding voting securities consisted of 104,732,851 shares of Common Stock.

         The proxy statement and accompanying form of proxy are first being sent to shareholders on or about July 30, 1998.

                              ELECTION OF DIRECTORS
                            (ITEM 1 ON FORM OF PROXY)

         The Company's Articles of Incorporation and Bylaws provide that the number of directors to constitute the Board of Directors shall be not less than nine nor more than 15, with the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the whole Board. Effective June 17, 1998, the Board fixed the number of directors to constitute the Board of Directors at ten. The Articles of Incorporation and Bylaws further provide that the Board of Directors shall be divided into three classes: Class I, Class II and Class III, with each class to consist, as nearly as possible, of one-third of the members of the Board. The term of office of one class of directors shall expire at each annual meeting of shareholders. Directors elected at an annual meeting of shareholders to succeed those whose terms expire shall be identified as being of the same class as those directors they succeed and shall be elected for a term to expire at the third annual meeting of shareholders after their election.

         Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in the Company's Bylaws.

         At the annual meeting of shareholders to be held on September 9, 1998, four Class III directors will be elected to hold office for three years and until their successors are elected and shall have qualified. Donna R. Ecton, Marvin L. Rich, Louis W. Smith and Morton I. Sosland have been nominated for election as Class III directors of the Company. Ms. Ecton, Mr. Rich and Mr. Sosland are currently Class III directors of the Company. Mr. Smith, who is not currently a director of the Company, has been nominated by the Board of Directors for election as a Class III director. The shares voted by the proxies will be voted for their election unless authority to do so is withheld as provided in the form of proxy. All nominees have consented to serve if elected and the Board of Directors has no reason to believe that any of the nominees will be unable to accept the office of director, but if such contingency should arise, it is the intention of the proxies to vote for such person or persons as the Board of Directors may recommend.

         The nominees for election as Class III directors and the current Class I and Class II directors are listed in alphabetical order in the following table. Henry W. Bloch, Robert E. Davis and Frank L. Salizzoni serve as Class I directors with terms scheduled to expire at the annual meeting of shareholders in 1999. G. Kenneth Baum, Henry F. Frigon and Roger W. Hale serve as Class II directors with terms scheduled to expire at the annual meeting of shareholders in 2000.



                                                                 COMMON STOCK
                                                                 (AND PERCENT         SOLE             SHARED
NAME, AGE AND PRINCIPAL                                            OF CLASS)       VOTING AND        VOTING AND
OCCUPATION OR EMPLOYMENT                         DIRECTOR        BENEFICIALLY      INVESTMENT        INVESTMENT
DURING THE PAST 5 YEARS                            SINCE            OWNED(1)         POWERS            POWERS
----------------------------                     ---------       -------------     ----------        --------
G. Kenneth Baum (68)                               1961           100,799(4)       100,799(4)            -0-
Chairman of the Board,                                              (.09%)
George K. Baum Group, Inc.,
investment company(2)(3)

Henry W. Bloch (76)                                1955          4,652,366(4)     4,430,166(4)         222,200
Chairman of the Board                                               (4.37%)
of the Company

                                                                 COMMON STOCK
                                                                 (AND PERCENT         SOLE             SHARED
NAME, AGE AND PRINCIPAL                                            OF CLASS)       VOTING AND        VOTING AND
OCCUPATION OR EMPLOYMENT                         DIRECTOR        BENEFICIALLY      INVESTMENT        INVESTMENT
DURING THE PAST 5 YEARS                            SINCE            OWNED(1)         POWERS            POWERS
----------------------------                     ---------       -------------     ----------        --------
Robert E. Davis (67)                               1981            23,799(4)        23,599(4)             200
Partner, Axess Corporation,                                         (.02%)
diversified manufacturing(5)

Donna R. Ecton (51)                                1993             6,299(4)         6,299(4)            -0-
Former Chief Operating Officer,                                     (.01%)
PETsMART, Inc., international
pet supplies retailer(2)(6)

Henry F. Frigon (63)                               1992            15,999(4)         7,999(4)           8,000
Retired Chief Executive Officer,                                    (.02%)
BATUS Incorporated, and
Executive Vice President,
Hallmark Cards Incorporated(2)(7)

Roger W. Hale (55)                                 1991            15,192(4)        15,192(4)            -0-
Chairman, President and Chief                                       (.01%)
Executive Officer, LG&E Energy
Corporation, a diversified
energy services company(2)(8)

Marvin L. Rich (64)                                1961            68,736(4)        60,736(4)           8,000
Of Counsel, Craft, Fridkin &                                        (.06%)
Rhyne, law firm

Frank L. Salizzoni (60)                            1988           139,333(4)       136,333(4)           3,000
President and Chief Executive                                       (.13%)
Officer of the Company(2)(9)

Louis W. Smith (55)                               Nominee            2,000           2,000               -0-
President and Chief Executive                                          (0%)
Officer, Ewing Marion
Kauffman Foundation, a
not-for-profit charitable
organization(2)(10)

Morton I. Sosland (73)                             1963           261,972(4)        77,384(4)         184,588
Chairman of the Board, Sosland                                      (.25%)
Companies, Inc., publishers(2)(11)

(1) As of June 1, 1998, except for Mr. Smith, which is as of June 26, 1998. The percentages of ownership are based on the number of shares of Common Stock of the Company issued and outstanding as of June 1, 1998. For purposes of this disclosure, the Securities and Exchange Commission has defined "beneficial ownership" to include securities over which the individual has sole or shared investment or voting power regardless of the economic incidents of ownership. The shares reported in the table include shares held by certain family members of the directors or in trusts or custodianships for such members (directly or through nominees). The reported shares also include 8,000 shares held by a charitable foundation of which Mr. Frigon is a director; 3,000 shares held by a charitable foundation of which Mr. Salizzoni is an officer; 9,000 shares held by a charitable foundation of which Mr. Sosland is an officer and a director; and 104,592 shares held by a corporation of which Mr. Sosland is an officer and a director. The respective directors have disclaimed any beneficial ownership of those shares held by or for their family members, Mr. Frigon has disclaimed any beneficial ownership of those shares held in the name of the charitable foundation of which he is a director, Mr. Salizzoni has disclaimed any beneficial ownership of those shares held in the name of the charitable foundation of which he is an officer, and Mr. Sosland has disclaimed any beneficial ownership of those shares held in the name of the charitable foundation of which he is an officer and a director or by the corporation of which he is an officer and a director.

(2) With respect to other directorships held by the above persons in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of said Act, Mr. Baum is a director of Interstate Bakeries Corporation, JPS Packaging, Inc. and Unitog Company; Ms. Ecton is a director of Barnes Group, Inc. and Vencor, Inc.; Mr. Frigon is a director of Buckeye Technologies, Inc., Dimon, Inc., Sypress Solutions, Inc. and C2, Inc.; Mr. Hale is a director of Global Telesystems Group, Inc. and PNC Bank Corp.; Mr. Salizzoni is a director of SKF USA Inc. and Orbital Sciences Corporation; Mr. Smith is a director of Western Resources, Inc.; and Mr. Sosland is a director of Kansas City Southern Industries, Inc.

(3) Mr. Baum has served as Chairman of the Board of George K. Baum Group, Inc., Kansas City, Missouri, since May 1994. He was Chairman of the Board of George K. Baum & Company, an investment banking firm, from 1982 until May 1994.

(4) Includes shares which on June 1, 1998 the specified directors had the right to purchase as of June 30, 1998 pursuant to options granted in connection with the Company's stock option plans, as follows: Mr. Baum, 21,999 shares; Mr. Bloch, 30,166 shares; Mr. Davis, 17,999 shares; Ms. Ecton, 5,999 shares; Mr. Frigon, 7,999 shares; Mr. Hale, 13,999 shares; Mr. Rich, 17,999 shares; Mr. Salizzoni, 133,333 shares; and Mr. Sosland, 5,333 shares.

(5) Mr. Davis served as a Managing Director of Axess Corporation from March 1991 until August 1997.

(6) Ms. Ecton served as Chief Operating Officer of PETsMART, Inc., Phoenix, Arizona, from December 1996 until May 1998. She was Chairman of Business Mail Express, Inc., Malvern, Pennsylvania, from June 1995 until December 1996, and President and Chief Executive Officer of such corporation from February 1995 until December 1996. She was President and Chief Executive Officer of Van Houten North America, Inc. and Andes Candies Inc., Delavan, Wisconsin, chocolate and confections companies, from December 1991 until January 1994.

(7) Mr. Frigon served as the interim Chairman of the Board of CompuServe Corporation from June 1996 until October 1996. He served as Executive Vice President-Corporate Development & Strategy and Chief Financial Officer of Hallmark Cards Incorporated, Kansas City, Missouri, a greeting card company, from January 1991 until his retirement in December 1994. He had previously served as President and Chief Executive Officer of BATUS Incorporated, Louisville, Kentucky.

(8) Mr. Hale has served as Chairman, President and Chief Executive Officer of LG&E Energy Corporation, Louisville, Kentucky, since August 1990. He has also served as Chairman of the Board of Louisville Gas & Electric Company since February 1990 and as Chief Executive Officer of such company since June 1989.

(9) Mr. Salizzoni has served as the Company's President and Chief Executive Officer since June 19, 1996. He served as Chairman of the Board of CompuServe Corporation from October 1996 until January 1998. He served as President and Chief Operating Officer of USAir, Inc. and USAir Group, Inc., Pittsburgh, Pennsylvania, airline, from March 1994 until April 1996. He was Executive Vice President-Finance of USAir, Inc. from November 1990 until March 1994.

(10) Mr. Smith has served as President and Chief Executive Officer of the Ewing Marion Kauffman Foundation, Kansas City, Missouri, since July 1997. He served as President and Chief Operating Officer of such Foundation from July 1995 through June 1997. He served as the President of AlliedSignal, Inc., Kansas City Division, Kansas City, Missouri, a manufacturing company, from April 1990 until April 1995.

(11) Mr. Sosland has served as Chairman of Sosland Companies, Inc., Kansas City, Missouri, since January 1993. He has also served as Chairman of Sosland Publishing Company since 1984.

                DIRECTORS' MEETINGS, COMPENSATION AND COMMITTEES

         There were nine meetings of the Board of Directors held during the 1998 fiscal year, and 11 meetings of the standing Board committees held during such year (including two joint committee meetings). Each of the incumbent directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the time in which he or she served as a director in such year and (2) the total number of meetings of the Board committees on which he or she served that were held during the time in which he or she served on such committees in such year.

         Directors, excluding those who are employed by the Company or its subsidiaries, receive an annual director's fee of $25,200 ($26,500 as of September 1, 1998), meeting fees of $1,700 for each Board meeting attended, committee chairman fees of $1,500 for each committee meeting that they chair, and meeting fees of $1,100 for each committee meeting attended in a capacity other than as a chairman.

         In accordance with the provisions of the H&R Block Deferred Compensation Plan for Directors, as amended, eligible non-employee directors may defer their retainers and/or meeting fees. Deferrals are placed in an account maintained by the Company for each director and such deferrals are fully vested at all times. Gains or losses are posted to each account in accordance with the participant's selection among fixed rate, variable rate and Company Common Stock investment alternatives. Payment of benefits occurs in cash upon the termination of the participant's services as a director, upon his or her death or, if he or she first became eligible to participate in the Plan at age 68 or older, upon attainment of age 75. The account balance is generally paid out in approximately equal monthly installments over a 10-year period after the occurrence of the event which results in the benefit distribution.

         Pursuant to the H&R Block Stock Plan for Non-Employee Directors, eligible non-employee directors have the opportunity to receive payment of their retainers and/or meeting fees on a deferred basis in shares of Common Stock of the Company. The retainers and/or fees are initially paid in the form of stock units, with each stock unit equal to one share of Common Stock. The stock units are fully vested at all times. Payment of the stock units must be deferred at least one year and the director shall select the date of payment, which may be upon termination of service as a director. The maximum number of shares of Common Stock that may be issued under the Stock Plan is 300,000 shares.

         All non-employee directors who participated in the H&R Block, Inc. Retirement Plan for Non-Employee Directors, which was terminated effective June 18, 1997, had the option of transferring the present value of their respective accrued retirement benefits to the H&R Block Stock Plan for Non-Employee Directors or the H&R Block Deferred Compensation Plan for Directors. All eligible non-employee directors elected to transfer such present values to the Stock Plan, and such values were converted to stock units in accordance with the terms of the Stock Plan as follows: Mr. Baum, 2,800 units; Mr. Davis, 2,600 units; Ms. Ecton, 1,000 units; Mr. Frigon, 1,900 units; Mr. Hale, 1,100 units; Mr. Rich, 2,000 units; and Mr. Sosland, 4,100 units. Payment of the stock units in the form of shares of the Company's Common Stock (on the basis of one share for each unit) will take place on the later to occur of the termination of services as a director or one year after the effective date of the Stock Plan.

         On June 17, 1998, the Board of Directors approved amendments to the 1989 Stock Option Plan for Outside Directors, as amended, subject to their approval by the Company's shareholders at their 1998 annual meeting. The Stock Option Plan provides for the grant of stock options to directors of the Company who are not employees of the Company or any of its subsidiaries. The maximum number of shares of Common Stock as to which options may be granted under the Plan is 300,000 shares. The Plan specifies that nonqualified stock options are to be automatically granted to outside directors of the Company serving as such on June 30 of each year in which the Plan is in effect. Currently, each stock option granted to an outside director of the Company pursuant to the Plan is for 2,000 shares of the Company's Common Stock, without par value, and the purchase price per share is equal to the last reported sale price for the Common Stock on the New York Stock Exchange on the date of grant. Under a proposed amendment, such automatic annual stock option grant would be increased to 3,000 shares. In addition, the Stock Option Plan would be extended for two years beyond its current expiration date, December 5, 1999. A more detailed description of the proposed amendments and the Stock Option Plan can be found in the section entitled "Amendments to the 1989 Stock Option Plan for Outside Directors," commencing on page 19.

         Options for 2,000 shares each, with an option price of $32.25 per share, were granted to Ms. Ecton and to Messrs. Baum, Davis, Frigon, Hale, Rich and Sosland on June 30, 1997. Subject to certain exceptions, the outstanding stock options may not be exercised until at least one year after the date of grant, and then may be exercised only in increments in any one year of up to one-third of the aggregate number of shares subject to the option. All outstanding options expire 10 years after the date of grant.

         The Company also offers to its non-employee directors free income tax return preparation services by H&R Block Premium and free business travel insurance in connection with Company-related travel.

         The standing committees of the Board include the Executive Committee, the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating Committee and the Strategy & Development Committee. Mr. Bloch, Chairman of the Board of the Company, and Mr. Salizzoni, President and Chief Executive Officer of the Company, are nonvoting ex officio members of the Finance Committee and the Strategy & Development Committee.

         The Executive Committee, whose members are Mr. Bloch (Chairman) and Messrs. Rich, Salizzoni and Sosland, held no meetings during fiscal year 1998. The primary function of the Executive Committee is to control and manage, between meetings of the Board, the property and business of the Company in all matters in which exclusive authority has not been given to the entire Board of Directors or in which specific direction has not been given by the Board.

         The Audit Committee, whose members are Ms. Ecton (Chairman) and Messrs. Frigon, Hale and Rich, held three meetings during the 1998 fiscal year. The functions of the committee include, among other things, reviewing the various internal accounting controls of the Company; reviewing and approving the services and fees of the Company's independent auditors, including any non-audit services provided by them; making recommendations to the Board of Directors with respect to the employment, retention or replacement of such auditors, as well as monitoring the independence of such auditors; reviewing the scope of the annual audit; reviewing and approving the Company's internal audit plan and the appointment and replacement of the Director of Internal Audit; overseeing the Company's financial reporting process and related matters.

         The Compensation Committee, whose members are Mr. Davis (Chairman), Ms. Ecton and Messrs. Hale and Rich, held two meetings during fiscal year 1998. The functions of the committee primarily include reviewing the compensation of the executive officers of the Company and its subsidiaries; recommending to the Board of Directors the salaries and any bonus or cash incentive plans for such executive officers; and administering the Company's long-term incentive compensation plans. See the Compensation Committee Report on Executive Compensation under "COMPENSATION OF EXECUTIVE OFFICERS," below.

         The Finance Committee, whose members are Messrs. Frigon (Chairman), Baum, Davis and Sosland, held four meetings during the 1998 fiscal year, two of which were joint meetings with the Strategy & Development Committee. The primary duties of the Finance Committee are to provide advice to management and the Board of Directors concerning the financial structure of the Company, the funding of the operations of the Company and its subsidiaries, and the investment of Company funds.

         The Nominating Committee, whose members are Mr. Baum (Chairman), Mr. Davis and Ms. Ecton, held one meeting during the 1998 fiscal year. The Nominating Committee is responsible for the initiation of nominations for election as a director of the Company.

         The Strategy & Development Committee, whose members are Messrs. Hale (Chairman), Baum, Frigon and Sosland, held three meetings during fiscal year, two of which were joint meetings with the Finance Committee. The functions of the Strategy & Development Committee include, among other things, determining appropriate areas of business development and expansion for the Company, developing acquisition and divestiture strategies and recommending to the Board of Directors the acquisition and/or divestiture of those businesses which in the committee's judgment would best serve the interests of the Company.

                     INFORMATION REGARDING SECURITY HOLDERS

PRINCIPAL SECURITY HOLDERS

         The following table sets forth the name, address and share ownership of each person or organization known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. Information provided is based upon Schedule 13G filings. The percentage of ownership is based upon the number of shares of the Company's Common Stock issued and outstanding as of June 1, 1998.

                                                                                             PERCENT OF
                                                                     SHARES                    COMMON
         NAME AND ADDRESS                                         BENEFICIALLY                  STOCK
         OF BENEFICIAL OWNER                                          OWNED                  OUTSTANDING
         -------------------                                      -------------              -----------
         FMR Corp.                                                9,966,376(1)                  9.36%
         82 Devonshire Street
         Boston, Massachusetts  02109

         T. Rowe Price Associates, Inc.                           5,322,432(2)                  5.00%
         100 East Pratt Street
         Baltimore, Maryland  21202



(1) Information as to number of shares is as of December 31, 1997, and is furnished in reliance on the Schedule 13G of FMR Corp., a parent holding company. The Schedule 13G indicates that such number of shares includes 424,636 shares with sole voting power, 9,966,376 shares with sole dispositive power and no shares with either shared voting power or shared dispositive power. The relevant subsidiaries of FMR Corp. identified by FMR Corp. are Fidelity Management & Research Company (a registered investment adviser reporting beneficial ownership of 9,411,940 shares) and Fidelity Management Trust Company (a bank reporting beneficial ownership of 538,636 shares).

(2) Information as to number of shares is as of December 31, 1997, and is furnished in reliance on the Schedule 13G of T. Rowe Price Associates, Inc. ("Price Associates"), a registered investment advisor. The Schedule 13G indicates that such number of shares includes 846,486 shares with sole voting power, 5,322,431 shares with sole dispositive power and no shares with either shared voting power or shared dispositive power. These securities are owned by various individuals and institutional investors for which Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table shows the beneficial ownership of Common Stock of the Company of those executive officers of the Company listed in the Summary Compensation Table, below, under "COMPENSATION OF EXECUTIVE OFFICERS," who are not directors of the Company, as well as the beneficial ownership of Common Stock of all directors and executive officers of the Company as a group as of June 1, 1998. Information regarding individual directors is contained in the table above, under "ELECTION OF DIRECTORS." No directors or executive officers of the Company own any shares of Preferred Stock of the Company.


                                                                   SHARES
                                                                BENEFICIALLY                    PERCENT OF
        NAME OF BENEFICIAL OWNER                                    OWNED                          CLASS
        ------------------------                                ------------                    ----------
        Robert E. Dubrish                                          10,000(1)                       .01%
        Thomas L. Zimmerman                                        55,800(1)                       .05%
        Ozzie Wenich                                               57,753(1)                       .05%
        James D. Rose                                               4,000(1)                       .00%
        All directors and officers                              5,469,755(2)(3)                   5.12%
          as a group (20 persons)


(1) Includes shares which the specified officers had the right to purchase as of June 30, 1998 pursuant to options granted in connection with the Company's 1984 Long-Term Executive Compensation Plan or its 1993 Long-Term Executive Compensation Plan, as follows: Mr. Dubrish, 10,000 shares; Mr. Rose, 4,000 shares; Mr. Wenich, 39,083 shares; and Mr. Zimmerman, 53,200 shares. All shares shown as beneficially owned by Messrs. Dubrish, Rose, Wenich and Zimmerman are considered to be held with sole voting and investment powers.

(2) Includes shares held by certain family members of such directors and officers or in trusts or custodianships for such members (directly or through nominees). Also includes 417,178 shares which such directors and officers have the right to purchase as of June 30, 1998 pursuant to options granted in connection with the Company's stock option plans.

(3) Includes 5,043,767 shares held with sole voting and investment powers and 425,988 shares held with shared voting and investment powers.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

         The following table sets forth for the year ended April 30, 1998, and the two previous fiscal years, the annual, long-term and other compensation paid to the Company's Chief Executive Officer serving as such at the end of such year, and to each of the four highest paid executive officers of the Company (other than the Chief Executive Officer) who was serving as an executive officer of the Company at the end of such year.

                           SUMMARY COMPENSATION TABLE

                                                                            Long-Term Compensation
                                                                        ------------------------------
                                           Annual Compensation                  Awards           Pay-
                                                                                                 outs
                           ------- ---------- ---------- -------------- ----------- ----------- -------
                                                                                                         All Other
Name and Principal         Fiscal    Salary   Bonus ($)   Other Annual  Restricted  Securities   LTIP    Compensa-
Position                    Year      ($)                 Compensation    Stock     Underlying   Pay-      tion
                                                              ($)        Award(s)     Options    outs
                                                                           ($)         (#)(1)    ($)        ($)
-------------------------- ------- ---------- ---------- -------------- ----------- ----------- ------- ------------
Frank L. Salizzoni          1998    565,833    469,775      10,064(3)       0         90,000      0       98,025(5)
President and Chief         1997    427,269    253,500      84,035(3)    178,750(4)  250,000      0       49,363(5)
Executive Officer(2)        1996       0          0           0             0          2,000      0       47,900(5)
-------------------------- ------- ---------- ---------- -------------- ----------- ----------- ------- ------------

Robert E. Dubrish           1998    242,070    240,800        0             0         30,000      0        5,321(7)
President and Chief         1997       0          0           0             0           0         0         0
Executive Officer,          1996       0          0           0             0           0         0         0
Option One Mortgage
Corporation(6)
-------------------------- ------- ---------- ---------- -------------- ----------- ----------- ------- ------------

Thomas L. Zimmerman         1998    266,667    157,988          40          0         45,000      0       15,348(10)
President, H&R Block        1997    248,467    109,531          40       103,500(9)   30,000      0       13,802(10)
Tax Services, Inc.(8)       1996    206,417    200,000         133          0          3,750      0        9,786(10)
-------------------------- ------- ---------- ---------- -------------- ----------- ----------- ------- ------------

Ozzie Wenich                1998    240,057    154,750          40          0         30,000      0       12,522(12)
Senior Vice President       1997    173,000     72,230          40       103,500(9)   15,000      0       10,085(12)
and Chief Financial         1996    149,000     55,222          76          0          8,500      0        7,981(12)
Officer(11)
-------------------------- ------- ---------- ---------- -------------- ----------- ----------- ------- ------------

James D. Rose               1998    146,667     79,232      77,218(14)      0         12,000      0        1,070(15)
Vice President, Chief       1997       0          0           0             0           0         0         0
Information Officer(13)     1996       0          0           0             0           0         0         0


NOTES TO SUMMARY COMPENSATION TABLE:

(1) Stock options were granted pursuant to the Company's 1984 Long-Term Executive Compensation Plan, its 1993 Long-Term Executive Compensation Plan, or the 1989 Stock Option Plan for Outside Directors.

(2) Mr. Salizzoni was elected President and Chief Executive Officer of the Company effective June 19, 1996.

(3) For the fiscal year 1998, this figure includes payments by the Company of $9,289 for fees incurred by Mr. Salizzoni for personal income tax return preparation and tax consultation services, as well as amounts reimbursed for the payment of taxes incurred by him in connection with the Company's payment of such fees, and the payment of $775 by the Company for a doctor's physical exam of Mr. Salizzoni. For the fiscal year 1997, the figure represents payment of certain relocation-related expenses and the reimbursement in such year for the payment of taxes incurred in connection with the payment of such relocation-related expenses.

(4) Represents the dollar value of performance units awarded as of October 11, 1996, calculated by multiplying $27.50, the fair market value of a share of the Company's Common Stock on October 11, 1996, the date that the award was granted, by 6,500, the number of performance units awarded. As of April 30, 1998, Mr. Salizzoni held 6,500 performance units with a fair market value of $293,922 at that time. Dividends are not paid with respect to the performance units, but, in determining the actual value of a performance unit at the end of the three-year performance period (based upon a comparison of cumulative total shareholder return on the Company's stock during such period to the cumulative total return of the Standard & Poor's 500 Stock Index during such period), it is assumed that dividends are reinvested.

(5) Includes Company matching contributions under the Company's deferred compensation plan for executives ("DCP") in fiscal years 1998 and 1997 of $90,417 and $29,167, respectively; the $2,137 (1998) and $5,471 (1997)
     dollar value of "above-market" amounts earned on deferred compensation under the DCP; Company matching contributions under the Company's 401(k) savings plan in fiscal year 1998 of $1,844; and the $3,627 (1998) and $1,125 (1997) economic value of the death benefit provided by the Company's Executive Survivor Plan ("ESP"). The imputed income reported from the ESP represents the portion of the premium paid by the Company pursuant to the ESP that is attributable to term life insurance coverage for the executive officer. The ESP provides only an insurance benefit with no cash compensation element to the executive officer. Additionally, the figure for fiscal year 1997 includes $13,600 in director fees paid by the Company before Mr. Salizzoni became an officer of the Company. For fiscal year 1996, the figure represents the director fees paid by the Company to Mr. Salizzoni.

(6) Mr. Dubrish commenced employment with the Company as President and Chief Executive Officer of Option One Mortgage Corporation ("Option One") on June 17, 1997, the date on which the Company acquired Option One.

(7) For fiscal year 1998 this figure includes Company matching contributions under the DCP of $2,357; Company matching contributions under the Option One 401(k) savings plan of $2,823; and the $141 economic value of the death benefit provided by the Company ESP.

(8) Mr. Zimmerman was elected President of H&R Block Tax Services, Inc. effective June 1, 1996. He served as Executive Vice President, Field Operations, of H&R Block Tax Services, Inc., from May 1, 1994 until May 31, 1996.

(9) Represents the dollar value of performance units awarded as of June 18, 1996, calculated by multiplying $34.50, the fair market value of a share of the Company's Common Stock on June 18, 1996, the date that the award was granted, by 3,000, the number of performance units awarded. As of April 30, 1998, each of Mr. Zimmerman and Mr. Wenich held 3,000 performance units with a fair market value of $135,656 at that time.

(10) Includes contributions under the Company's profit-sharing plan in fiscal years 1998, 1997 and 1996 of $7,500, $8,250 and $5,250, respectively;
     Company matching contributions under the Company's 401(k) savings plan in each of fiscal years 1998, 1997 and 1996 of $2,722, $2,250 and $2,250, respectively; and the $5,126 (1998), $3,302 (1997) and $2,286 (1996) dollar value of "above-market" amounts earned on deferred compensation under the DCP.

(11) Mr. Wenich was elected Senior Vice President and Chief Financial Officer of the Company effective June 18, 1997, and served as Treasurer from June 18, 1997 through December 11, 1997. Mr. Wenich also served as President, H&R Block International from June 1, 1996 until May 20, 1998.

(12) Includes contributions under the Company's profit-sharing plan in fiscal years 1998, 1997 and 1996 of $7,420, $6,958 and $4,459, respectively;
     Company matching contributions under the Company's 401(k) savings plan in fiscal years 1998, 1997 and 1996 of $2,746, $2,227 and $1,898, respectively; Company contributions under the Company's DCP or supplemental DCP of $80 in fiscal year 1997 and $791 in fiscal year 1996 to negate the effect of the deferral of income on his profit sharing contribution in such years; the $1,246 (1998) and $136 (1996) dollar value of "above-market" amounts earned on deferred compensation under the DCP; and the $1,100
     (1998), $820 (1997) and $697 (1996) economic value of the death benefit provided by the Company's ESP.

(13) Mr.Rose was elected as Vice President, Chief Information Officer of the Company effective June 2, 1997.

(14) This figure includes the payment by the Company of certain relocation-related expenses of $77,181 and the reimbursement in such year for the payment of taxes incurred in connection with the payment of such relocation-related expenses.

(15) Includes Company matching contributions under the Company's 401(k) savings plan of $800; the $182 economic value of the death benefit provided by the Company ESP; and $87 in life insurance proceeds paid by the Company.

STOCK OPTION GRANT TABLE

         The following table summarizes options to purchase the Company's Common Stock granted during the fiscal year ended April 30, 1998 to the executive officers named in the Summary Compensation Table, above (the "Named Officers"):


                     STOCK OPTION GRANTS IN LAST FISCAL YEAR


Name                                                  Individual Grants                     Potential Realizable
                                                                                           Value at Assumed Annual
                                                                                            Rates of Stock Price
                                                                                           Appreciation for Option
                                                                                                   Term(1)
                                      ------------ ------------ ------------ ------------ ------------ -------------
                                       Number of   % of Total    Exercise    Expiration     5% ($)       10% ($)
                                      Securities     Options       Price        Date
                                      Underlying   Granted to     ($/Sh)
                                        Options     Employees
                                        Granted     in Fiscal
                                        (#)(2)        Year
------------------------------------- ------------ ------------ ------------ ------------ ------------ -------------
Frank L. Salizzoni...............       90,000        2.38%       $32.25      06/30/07    $1,825,367    $4,625,837

Robert E. Dubrish................       30,000        0.79%       $32.25      06/30/07     $608,456     $1,541,946

Thomas L. Zimmerman..............       45,000        1.19%       $32.25      06/30/07     $912,683     $2,312,919

Ozzie Wenich.....................       30,000        0.79%       $32.25      06/30/07     $608,456     $1,541,946

James D. Rose....................       12,000        0.32%       $32.25      06/30/07     $243,382      $616,778


NOTES:

(1) The amounts shown as potential realizable values on the options identified in the table are based on arbitrarily assumed annualized rates of appreciation in the price of the Company's Common Stock of five percent and ten percent over the term of the options, as set forth in the rules of the Securities and Exchange Commission relating to proxy disclosure. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock. There can be no assurance that the potential realizable values reflected in this table will be achieved.

(2) Stock option grants consisted of nonqualified stock options, incentive stock options or a combination of the two types of options. No stock appreciation rights were granted during fiscal year 1998. Options were granted under the 1993 Long-Term Executive Compensation Plan. The exercise price for each option is the fair market value of a share of Common Stock on the date of grant. Options granted to the Named Officers become exercisable one year after the date of grant, at which time they are exercisable on a cumulative basis at a maximum annual rate of 33 1/3 % of the total number of shares subject to the option. The stock options become fully exercisable (a) at any time after the Named Officer reaches retirement age, retires and more than one year has elapsed since the date of grant, or (b) upon a change in control of the Company not less than six months after the date of grant. The Named Officer must be employed by the Company or one of its subsidiary corporations at the time of exercise, except that the exercise of the options may take place for limited time periods after the termination of employment in the event of death, retirement, disability or termination without cause. All options expire ten years after the date of grant.

OPTION EXERCISES AND FISCAL YEAR END VALUES

         The following table summarizes the value realized on the exercise of options during the fiscal year ended April 30, 1998 and presents the value of unexercised options as of such date for the Named Officers. The value of unexercised in-the-money options at fiscal year end is determined by subtracting the exercise price for such options from the fair market value of the shares subject to the options as of fiscal year end.



                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                                     Number of Securities   Value of Unexercised
                                                                          Underlying            In-the-Money
                                                                      Unexercised Options    Options at FY-End
                                                                         at FY-End (#)              ($)

                                                                       Exercisable (E)/       Exercisable (E)/
                                                                       Unexercisable (U)     Unexercisable (U)
Name                            Shares                Value
                              Acquired on          Realized ($)
                             Exercise (#)
------------------------- -------------------- --------------------- ---------------------- ---------------------
Frank L. Salizzoni                 0                    0                       102,666(E)          1,789,951(E)
                                                                                257,334(U)          4,102,299(U)
------------------------- -------------------- --------------------- ---------------------- ---------------------
Robert E. Dubrish                  0                    0                             0(E)                  0(E)
                                                                                 30,000(U)            389,063(U)
------------------------- -------------------- --------------------- ---------------------- ---------------------
Thomas L. Zimmerman              2,000                36,937                     26,950(E)            348,133(E)
                                                                                 66,250(U)            838,242(U)
------------------------- -------------------- --------------------- ---------------------- ---------------------
Ozzie Wenich                       0                    0                        22,916(E)            248,143(E)
                                                                                 42,834(U)            536,333(U)
------------------------- -------------------- --------------------- ---------------------- ---------------------
James D. Rose                      0                    0                             0(E)                  0(E)
                                                                                 12,000(U)            155,625(U)

EMPLOYMENT AGREEMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         An Employment Agreement dated October 11, 1996, between the Company and Frank L. Salizzoni provides for annual renewal thereafter unless notice of non-renewal is delivered within 45 days prior to the anniversary date. The Agreement provided for a base salary of $500,000 for the first year and for additional salary not to exceed $150,000 on an annual basis (payable only after cessation of consulting services to CompuServe Corporation by another member of CompuServe's Board of Directors, and reduced by the aggregate amount of such consulting fees paid for such services). In addition, the Agreement provided for participation by Mr. Salizzoni in the Company's 1997 fiscal year Short-Term Incentive Plan as if he had been employed by the Company from the start of the fiscal year. After the first year, base salary, any additional salary and incentive bonus compensation are to be determined by the Compensation Committee.

         The Agreement provides that it may be terminated by the Company for "cause" and by Mr. Salizzoni for "good reason," in each case as defined in the Agreement. "Good reason" is defined to include a change in control. If the Agreement is terminated by the Company without "cause" or by Mr. Salizzoni with "good reason," the Company is obligated to continue to pay Mr. Salizzoni's salary and bonuses and provide all other benefits for a period of two years following such termination. In addition, all outstanding stock options are to vest and be exercisable for such two-year period.

         Stock option agreements entered into on or after June 30, 1996, between the Company and the recipients of incremental stock options granted pursuant to the 1993 Long-Term Executive Compensation Plan contain provisions that accelerate the vesting of options held more than six months in the event of certain changes in control. For purposes of such agreements, changes in control include (i) the purchase or other acquisition by a person, entity or group of persons of beneficial ownership of 20% or more of the Company's voting securities, (ii) the turnover of more than a majority of the directors on the Board of Directors as a result of a proxy contest or series of contests, or
(iii) approval by the Company's shareholders of (A) a reorganization or consolidation such that the shareholders immediately prior to the reorganization or consolidation do not, immediately after such reorganization or consolidation, own more than 50% of the voting securities of the reorganized or consolidated organization, or (B) a liquidation or dissolution of the Company, or (C) the sale of all or substantially all of the assets of the Company. Agreements entered into prior to January 31, 1998, expressly stated that any sale, distribution or other disposition by the Company of all or substantially all of the common stock or assets of CompuServe Corporation held by the Company shall not constitute a change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following non-employee directors serve on the Compensation Committee of the Company's Board of Directors: Robert E. Davis, Donna R. Ecton, Roger W. Hale and Marvin L. Rich. No directors on the Compensation Committee are employed by the Company or any of its subsidiaries.

PERFORMANCE GRAPH

         The graph on the following page sets forth for the five-year period ended April 30, 1998, the cumulative total shareholder return to the Company's shareholders, as well as the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Standard & Poor's Companies in Service (Commercial & Consumer) Index, the published industry index to which the Company is currently assigned by Standard & Poor's. The performance graph assumes that $100 was invested at the market close on April 30, 1993 and that dividends were reinvested. The data for the graph was furnished by Standard & Poor's Compustat Custom Business Unit, a division of The McGraw-Hill Companies. The Company has been advised that the Standard & Poor's Service (Commercial & Consumer) Group consists of five corporations, including the Company.

                          TOTAL RETURN TO SHAREHOLDERS

                                 INDEXED RETURNS
                                  Years Ending

                                                 BASE
                                                 PERIOD
COMPANY / INDEX                                  4/30/93         4/30/94     4/30/95     4/30/96     4/30/97     4/30/98
---------------------------------------------------------------------------------------------------------------------------
H&R BLOCK, INC.                                    100            126.18      128.81      111.37      105.42      150.07
SERVICE (COMMERCIAL&CONSUMER)                      100             96.11      106.37      133.73      136.93      162.85
S&P 500 INDEX                                      100            105.32      123.72      161.09      201.58      284.36



SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes in ownership of the Company's Common Stock. To the best of the Company's knowledge, all required reports were filed on time, except that Securities and Exchange Commission Form 3, Initial Statement of Beneficial Ownership of Securities was not filed within the 10-day period following Douglas D. Waltman's appointment as the Company's Vice President, Human Resources, on April 9, 1998, and one transaction by a trust of which Henry W. Bloch is a co-trustee and of which his son is the beneficiary, was not timely reported on Form 4, Statement of Changes to Beneficial Ownership of Securities, for Mr. Bloch. This transaction consisted of the withdrawal of shares from the trust by the beneficiary in February 1998 and was conducted without Mr. Bloch's knowledge, as is permitted by the terms of the trust. Upon learning of the transaction, it was immediately reported on the Form 4 filed by Mr. Bloch for the month of April 1998. Mr. Waltman's Form 3 was filed in July 1998.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         COMPENSATION PHILOSOPHY

         The Company continues to be strongly committed to maximizing shareholder value through consistent growth and profitability. Superior performance by the executive officers and management team of the Company and its subsidiary corporations is an essential element to reaching that goal. As such, it is the philosophy of the Company to ensure that executive compensation is directly linked to sustained improvements in corporate performance and increases in shareholder value as measured by the

Company's stock price and dividend history. It is the Compensation Committee's responsibility to review the Company's executive compensation program and policies each year and to recommend to the non-employee members of the Board of Directors the compensation of the Company's executive officers. The objectives that serve as guidelines for the Compensation Committee in connection with compensation decisions are as follows:

         - Provide a competitive total compensation program that enables the Company and its subsidiary corporations to attract and retain the key executives needed to accomplish the Company's goals.

         - Integrate executive compensation programs with the Company's annual and long-term business objectives and focus executive behavior on the fulfillment of those objectives.

         - Provide variable compensation opportunities that are directly related to the performance of the Company and that align executive compensation with the interests of the Company's shareholders.

         COMPENSATION PROGRAM

         The Company's executive compensation program has been designed to ensure that pay levels and incentive opportunities for executives are competitive and reflect the performance of both the individual executive and the Company. In designing compensation programs for executives and determining executive officer salaries, the Committee takes into consideration information provided by compensation consultants and surveys with respect to compensation paid to executives holding positions with similar responsibilities in organizations of comparable size. The components of the compensation program for executives are described below.

         BASE SALARY. Base salaries are determined by reference to an individual's salary grade and corresponding salary range. Several factors are considered in determining the appropriate salary grade for a particular officer, including level of responsibility, prior experience and accomplishments and the relative importance of the job in terms of achieving corporate objectives. Among the factors considered in determining the appropriate salary within a particular salary range are the experience and performance of the executive. The individual salaries of executive officers are reviewed annually by the Committee.

         SHORT-TERM INCENTIVE COMPENSATION. The H&R Block Short-Term Incentive Plan, adopted by the Board of Directors in June 1996 and approved by the Company's shareholders in September 1996, is designed to specifically relate executive pay to Company performance. Cash bonuses under such Plan provide financial rewards solely for the achievement of substantive business results. Under the Short-Term Incentive Plan, the Committee establishes performance goals for the Company and the subsidiaries and divisions thereof, as well as competitive target bonus awards for the participants. The Committee specifies the performance goals applicable to each participant and the portion of the target award to which each performance goal applies.

         Bonuses are paid after the end of a fiscal year only if the Company (or a subsidiary or division of the Company) has met the performance goal, or performance goals, established by the Compensation Committee for such fiscal year and only if the executive remained in the employ of the Company or one of its subsidiary corporations at the end of such year. The Committee must first review and approve the payout of each bonus. The primary factors upon which bonus compensation was dependent for fiscal year 1998 under the Short-Term Incentive Plan was the degree to which targeted fiscal year pretax profits were attained by the Company, on a consolidated basis (at least 40% of each participant's target award) and, where applicable, by an operating subsidiary of the Company (40% of the target award of participants employed by an operating subsidiary). A portion of each participant's short-term incentive compensation was also dependent on the attainment of specified revenue goals of the Company or a subsidiary of the Company.

         Under the Short-Term Incentive Plan, participants can earn more than the target award (up to 200%) if actual results exceed the performance targets.

         DEFERRED COMPENSATION. The Company offers to its executive officers and to key employees of its subsidiaries a deferred compensation plan and a supplemental deferred compensation plan, both of which are designed to enhance the participants' financial security upon retirement. Subject to annual deferral limits, the primary plan offers participants the opportunity to defer an aggregate of 280% of base salary during the time of his or her participation in the plan. The Company contributes $.50 for each dollar deferred and vesting in such Company contributions is based on the length of employment with the Company following the commencement of participation in the plan. Gains or losses are posted to a participant's account in accordance with his or her selection among fixed rate, variable rate and/or Company stock investment options. The supplemental plan offers participants an opportunity to defer an additional 280% of base salary after they have reached the aggregate deferral limit under the primary plan. Under the supplemental plan, there is no Company match and the Company's Common Stock is the sole benchmark for measuring gains and losses on deferral amounts. The plans are unfunded and benefits are paid upon termination of employment, except in cases of disability or hardship.

         STOCK OPTIONS. The Company encourages stock ownership by executive officers of the Company, but has not established target levels for equity holdings by executives. Long-term incentive awards which are tied to the Company's Common Stock, such as stock options, are designed to encourage stock ownership. Stock options provide incentive to executives by giving them a strong economic interest in maximizing stock price appreciation, thereby better aligning their interests with those of the Company's shareholders. Under the Company's 1993 Long-Term Executive Compensation Plan, option exercise prices are set at 100% of the fair market value of the stock on the date of grant and the options generally expire after 10 years. Options granted to executive officers provide that they are not exercisable until one year after the date of grant, at which time, they become exercisable on a cumulative basis at a maximum annual rate of one-third of the total number of shares subject to the option. The Committee believes that awards containing such vesting provisions encourage executive officers to remain with the Company over a period of years. The grant of options to executive officers of the Company is discretionary with the Compensation Committee and the Committee has generally awarded stock options on an annual basis. The number of shares subject to any stock option grant is determined by an analysis of the executive's level of responsibility and prior year's performance. The Compensation Committee believes that stock options have been effective in attracting, retaining and rewarding executives and key employees of the Company and its subsidiary corporations over the years.

         COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The salary, short-term incentive compensation and long-term incentive compensation of the Chief Executive Officer are determined by the Committee substantially in conformity with the policies described above for all other executives of the Company.

         Frank L. Salizzoni became President and Chief Executive Officer of the Company in June 1996. His initial compensation in 1996 was determined by negotiation with Mr. Salizzoni and he is a party to an employment agreement with a subsidiary of the Company as a result of such negotiations. As a part of its annual review of executive compensation in June 1997, the Compensation Committee considered survey information pertaining to the compensation of chief executive officers and salary increases for such executives, and Mr. Salizzoni's annual base salary was increased from $500,000 to $550,000, effective September 1, 1997, in recognition of his and the Company's performance for the fiscal year ended

April 30, 1997, his continued service as Chairman of the Board and Acting Chief Executive Officer of CompuServe Corporation during and after such year, and his efforts toward the separation of CompuServe from the Company in accordance with the Company's announced intentions.

          As Chief Executive Officer of the Company, Mr. Salizzoni has responsibility for the general and active management of the business of the Company and its subsidiaries. Therefore, 100% of his target award for fiscal year 1998 under the Short-Term Incentive Plan ($250,250) related to the Company's achievement of its budgeted consolidated fiscal year pretax profit (with the budget of CompuServe included for the portion of the year in which it remained a subsidiary of the Company). Based upon the results achieved by the Company, Mr. Salizzoni was entitled to bonus compensation of $255,255 under the Short-Term Incentive Plan.

         For fiscal year 1998, Mr. Salizzoni was eligible to receive discretionary incentive compensation in addition to compensation under the Short-Term Incentive Plan. A target award of $107,250 was established for Mr. Salizzoni for the discretionary bonus and the actual cash payout was to be an amount between 0% and 200% of the target award, with the determination of such payout to be made by the Compensation Committee at its sole discretion, based upon its assessment of the individual performance of Mr. Salizzoni during fiscal year 1998. Accordingly, the Compensation Committee determined that Mr. Salizzoni's performance during fiscal year 1998 merited a payout of $214,500, an amount equal to 200% of his target award. The Committee's determination was based in part on Mr. Salizzoni's involvement in, and contributions toward, the sale by the Company of its interest in CompuServe Corporation, its business acquisition and development activities, and its financial results for the year.

         Mr. Salizzoni was granted an option to purchase 90,000 shares of stock at an option price of $32.25 per share, the last quoted market price for the Company's Common Stock on June 30, 1997, the date of grant. Such option has a term of 10 years and vests 33 and 1/3% on each of the first three anniversary dates of the date of grant.

         TAX CONSIDERATIONS

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations relating thereto limit to $1 million the Company's federal income tax deduction for compensation paid to any one executive officer named in the Summary Compensation Table of the Company's proxy statement, subject to certain transition rules and exceptions for specified types of compensation.

         To date, Code Section 162(m) has not limited the deductibility of the Company's compensation of its executive officers under its current compensation policies. The Committee believes that it is in the Company's and shareholders' best interests to maximize tax deductibility only when practicable and consistent with the Committee's overall compensation philosophy, the needs of the Company, and shareholder interests. In June 1997, the Committee approved an amendment to the 1993 Long-Term Executive Compensation Plan in order that such Plan may meet the deductibility requirements of Section 162(m), and such amendment was approved by the shareholders of the Company at the annual meeting of shareholders held on September 10, 1997.



                                                   COMPENSATION COMMITTEE

                                                  Robert E. Davis, Chairman
                                                     Donna R. Ecton
                                                     Roger W. Hale
                                                     Marvin L. Rich

         AMENDMENTS TO THE 1989 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                            (ITEM 2 ON FORM OF PROXY)

INTRODUCTION

         The 1989 Stock Option Plan for Outside Directors was adopted by the Board of Directors of the Company on December 6, 1989, amended by the Board on June 19, 1991, and subsequently approved by the Shareholders at their 1991 annual meeting (said Plan, as amended, shall be referred to as the "Stock Option Plan"). Unless extended, the Stock Option Plan will terminate on December 5, 1999, except as to the stock options then outstanding. The Board believes that the Stock Option Plan has been effective in attracting and retaining experienced and qualified Outside Directors (generally, those directors who are not employed by the Company or any of its subsidiaries) and in securing for the Company and its shareholders the benefits of stock ownership in the Company by those directors. The Board also believes that the continued services of qualified Outside Directors are essential to the sustained progress of the Company and its subsidiaries, and that the options granted pursuant to the Stock Option Plan provide additional incentive for the Outside Directors to promote the Company's success. The Board believes that it is in the Company's best interest to adopt the proposed amendments to (a) extend the Stock Option Plan for two years, such that it will terminate, unless further extended, on December 5, 2001, and (b) increase from 2,000 to 3,000 the number of shares of Common Stock of the Company subject to a stock option automatically granted to each Outside Director on an annual basis. Since the approval of the 1991 amendments to the Stock Option Plan, the number of shares subject to each annual stock option grant has not increased. The Board believes it is important to increase such number of shares to stay competitive with similar plans offered by other companies.

         While the amendments do extend the Stock Option Plan for two years and increase the number of shares subject to each automatic annual stock option grant, the maximum number of shares that may be issued under the Stock Option Plan (300,000) would not be affected by the amendments.

MATERIAL FEATURES OF THE STOCK PLAN

         The material features of the Stock Option Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Stock Option Plan, the full text of which (as proposed to be amended) is set forth as Appendix A to this proxy statement.

         PARTICIPATION IN THE STOCK OPTION PLAN. All Outside Directors of the Company and its subsidiaries are eligible to participate in the Stock Option Plan. As such, Ms. Ecton and Messrs. Baum, Davis, Frigon, Hale, Rich and Sosland, as Outside Directors, and Mr. Smith, as an nominee for election as an Outside Director, each have a direct interest in the proposed amendments to the Stock Option Plan. Employees (including directors who are employees) of the Company or any subsidiary of the Company are not eligible to receive options under the Stock Option Plan. The Stock Option Plan provides that options are to be automatically granted to Outside Directors of the Company serving as such on the dates of grant specified in the Stock Option Plan. An Option Committee appointed by the Board of Directors of the Company to administer the Plan, consisting only of directors who are not Outside Directors, has the authority under the Plan to grant stock options to such Outside Directors of subsidiaries of the Company (who are not also Outside Directors of the Company) as the Committee shall determine. There are currently seven Outside Directors of the Company and 12 Outside Directors of subsidiary corporations.

         ADMINISTRATION OF THE STOCK OPTION PLAN. The Stock Option Plan is administered by the Option Committee of the Company's Board of Directors, as described above. Henry W. Bloch and Frank L.

Salizzoni serve as the members of the Option Committee. The Option Committee has the full power and authority to administer the Stock Option Plan, to interpret the provisions of the Stock Option Plan and to adopt rules and regulations for carrying out the Stock Option Plan and written policies for implementation of said Plan. A majority of the Option Committee members shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be valid acts of the Option Committee. All Outside Directors shall be ineligible to vote upon any matter concerning the stock options.

         TYPES OF AWARD UNDER THE STOCK OPTION PLAN. Stock options are the only awards available under the Stock Option Plan. Stock options granted or to be granted are nonqualified stock options and are not intended to be "incentive stock options," as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended. Currently, a stock option to purchase an aggregate of 2,000 shares of Common Stock is granted on each June 30 in which the Stock Option Plan is in effect to each Outside Director of the Company serving as such on such date of grant. Under the proposed amendment, that number would be increased to an aggregate of 3,000 shares of Common Stock. The Option Committee may, in the exercise of its sole and absolute discretion during the continuance of the Stock Option Plan, determine which Outside Directors of any subsidiary of the Company shall be granted stock options, as well as the date of grant and size of stock options to be granted to any such Outside Directors of the Company's subsidiaries.

         The purchase price per share of Common Stock under each stock option shall be equal to the last reported sales price for the Common Stock on the New York Stock Exchange on the date of the grant of such stock option. If the date of grant falls on a non-business day, then the stock option price will be equal to the last reported sales price for the Common Stock on the next preceding business day on which the stock is quoted. The closing price per share for the Company's Common Stock on the New York Stock Exchange on July 17, 1998, was $44.50. All stock options shall expire as to all of their unexercised shares ten years after the date of grant.

         The Option Committee may determine that all or a portion of any stock option granted under the Stock Option Plan shall be vested at such times and upon such terms as may be elected by it. Subject to certain exceptions, the outstanding options may not be exercised until at least one year after the date of grant, and then may be exercised only in increments in any one year of up to one-third of the aggregate number of shares subject to the option. Each stock option is exercisable by payment of the exercise price in cash, by delivery of Common Stock having a market value equal to the aggregate option price or by a combination of payment of cash and delivery of Common Stock.

         The Option Committee may require that a recipient of a stock option under the Plan be an Outside Director at the time that a stock option is exercised or may establish other provisions concerning the termination or disposition of a stock option on the death or retirement of its recipient.

         OPTIONS GRANTED TO OUTSIDE DIRECTORS UNDER THE STOCK OPTION PLAN. In accordance with the provisions of the Stock Option Plan, on June 30, 1997, an automatic grant of a stock option for 2,000 shares of Common Stock with an exercise price per share equal to $32.25 was awarded to each of Ms. Ecton and Messrs. Baum, Davis, Frigon, Hale, Rich and Sosland. On June 30, 1998, an automatic grant of a stock option for 2,000 shares of Common Stock with an exercise price per share equal to $42.125 was awarded to each of Ms. Ecton and Messrs. Baum, Davis, Frigon, Hale, Rich and Sosland.

         If the amendment to increase from 2,000 to 3,000 the number of shares of Common Stock subject to a stock option is approved by the shareholders at their 1998 annual meeting, on June 30, 1999, an automatic grant of a stock option for 3,000 shares of Common Stock with an exercise price equal to the last reported sales price for the Common Stock on the New York Stock Exchange on June 30, 1999 will be awarded to each Outside Director of the Company serving as such on that date. Similar grants will automatically occur on each June 30 thereafter until the Stock Option Plan terminates.

         None of the executive officers listed on the Summary Compensation Table and no employees of the Company or its subsidiaries are eligible for stock option grants under the Stock Option Plan.

         SHARES OF COMMON STOCK ISSUABLE UNDER THE STOCK OPTION PLAN. The aggregate number of shares of Common Stock that may be issued under the Stock Plan may not exceed 300,000 shares, provided that such aggregate number may be adjusted for any stock split, stock dividend, recapitalization or similar transaction.

         NON-ALIENATION. Stock options granted pursuant to the Stock Option Plan are not assignable or transferable by the recipient other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

         ANTI-DILUTION PROTECTION. Shares subject to outstanding options are subject to anti-dilution protection. In the event of any change in the capital structure of the Company, including but not limited to a change resulting from a stock dividend or stock split, the Board of Directors of the Company shall make equitable adjustments with respect to stock options or any provisions of the Stock Option Plan as it deems necessary or appropriate. If the Company becomes a party to a corporate merger, consolidation, reorganization or liquidation, the Board shall make such binding arrangements it deems advisable with respect to the outstanding options, including but not limited to, the substitution of new stock for any stock options then outstanding, the assumption of such stock options and the termination of or payment for such stock options.

         TERMINATION OR AMENDMENT OF THE STOCK OPTION PLAN. The Board of Directors of the Company has the right to amend, modify, supplement, suspend or terminate the Stock Option Plan, provided that no amendment, supplement, modification, suspension or termination in any manner affects any stock options theretofore granted under the Plan without the consent of the recipient thereof. The Stock Option Plan may not be amended to increase the aggregate number of shares of Common Stock that may be issued under the Stock Option Plan (unless such increase is a result of a change in the capital structure of the Company), change the termination date of the Plan, or delete or amend the provisions in the Plan relating to the establishment of the stock option price without the prior approval of the holders of a majority of the outstanding shares of Common Stock represented at a meeting of shareholders. The Plan provisions relating to the prescribed stock options for Outside Directors of the Company and the stock option price may not be amended more than once every six months. Unless the Stock Option Plan is amended as proposed, stock options may be granted in accordance with the terms of the Plan until December 5, 1999, on which date the Plan will terminate except as to stock options then outstanding, which stock options shall remain in effect until they have expired according to their terms.

FEDERAL INCOME TAX CONSEQUENCES. The Company has been advised by its counsel that the federal income tax consequences of the Plan and the options granted thereunder are as described below. The following information is not a definitive explanation of the tax consequences of the options. Recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the options, and the ownership and disposition of the underlying securities.

         The recipient of stock options under the Stock Option Plan will not recognize any income for federal income tax purposes on the grant of the nonqualified option. Generally, on the exercise of the option, optionees will recognize taxable ordinary income equal to the difference between the option price of the shares and the fair market value of the shares on the exercise date. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the optionee. Upon disposition of the shares purchased pursuant to the stock option, the optionee will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis will include the amount previously recognized by the optionee as ordinary income.

EFFECTIVE DATE. The amendments to the Stock Option Plan shall be effective immediately on the date of their approval by the shareholders of the Company. If the amendments are not approved by such shareholders, the Stock Option Plan will remain in effect as it currently exists, without the amended provisions proposed herein.

VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote on this proposal at the annual meeting of shareholders will constitute approval of the amendments to the Stock Option Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS "FOR" THIS PROPOSAL.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENTS TO THE 1989 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.


                             APPOINTMENT OF AUDITORS
                            (ITEM 3 ON FORM OF PROXY)

         On July 20, 1998, the Board of Directors appointed PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending April 30, 1999, following a request for proposals made by the Company to five accounting firms at the direction of the Audit Committee of the Board. Because of the changing focus of the Company resulting in part from the disposition of the Company's interest in CompuServe Corporation and the entry into new lines of business, and because many years have passed since a request for proposals had been made by the Company, the Audit Committee believed that the timing was appropriate for such a request. PricewaterhouseCoopers LLP was appointed by the Board of Directors, with the recommendation of the Audit Committee and the Company's management, based upon PricewaterhouseCoopers LLP's demonstrated ability to understand the business of H&R Block, Inc. and its subsidiaries, its ability to interact with management, its assignment of a seasoned team of senior individuals to the Company's account, and its competitive fee proposal. During the two most recent fiscal years, and any subsequent interim period prior to such appointment, neither the Company, nor anyone acting on behalf of the Company, consulted PricewaterhouseCoopers LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant's financial statements.

         The accounting firm of Deloitte & Touche LLP and its predecessors audited the accounts of the Company from 1965 through fiscal year 1998. The reports prepared by Deloitte & Touche LLP on the Company's financial statements for the last two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years, and any subsequent interim period prior to the appointment of PricewaterhouseCoopers LLP, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreements in its reports. Also, there were no reportable events of the nature described in Regulation S-K, Item 304(a)(1)(v) during the Company's two most recent fiscal years and any subsequent interim period prior to July 20, 1998. The

Company agreed to pay to Deloitte & Touche LLP fees of $415,600 for audit services for the Company and its subsidiaries for fiscal year 1998.

         Representatives of PricewaterhouseCoopers LLP and Deloitte & Touche LLP are expected to be present at the 1998 annual meeting, will be afforded an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions by the shareholders.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.



                              SHAREHOLDER PROPOSALS

         Recommendations for nominees to be elected to the Board of Directors and proposals of shareholders intended to be presented at the next annual meeting scheduled to be held on Wednesday, September 8, 1999 must be submitted in writing to the Secretary of the Company, H&R Block, Inc., 4400 Main Street, Kansas City, Missouri 64111. Shareholder proposals must be received by the Secretary no later than April 1, 1999 in order to be included in next year's proxy statement and form of proxy.

         Shareholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposals are not submitted by the deadline for inclusion in the proxy statement. To do so, the shareholder must comply with the procedures specified in the Company's Bylaws. For business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely notice of such business to the Secretary of the Company. To be timely in connection with the annual meeting scheduled for September 9, 1998, such notice must be delivered to or mailed and received by the Secretary of the Company at the address set forth above not later than the close of business on August 14, 1998. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. If the Company does not receive proper and timely notice of a shareholder proposal, the proxies shall have the right to exercise discretionary authority with respect to such proposal at the annual meeting.


                                  OTHER MATTERS

         The Board of Directors knows of no other matters which will be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.



                                             By Order of the Board of Directors
                                             JAMES H. INGRAHAM
                                             Secretary

July 30, 1998

                                                                      APPENDIX A

                                 H&R BLOCK, INC.

                  1989 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                                  (AS AMENDED)

         1. PURPOSES. The purposes of this 1989 Stock Option Plan for Outside Directors are to attract and retain experienced and qualified directors who are not employees of the Company or any Subsidiary of the Company, and to secure for the Company and its shareholders the benefits of stock ownership in the Company by those directors.

         2. DEFINITIONS.

         (a) "Board of Directors" shall mean the board of directors of the Company or any Subsidiary of the Company, as the case may be.

         (b) "Common Stock" shall mean the common stock, without par value, of the Company.

         (c) "Company" shall mean H&R Block, Inc., a Missouri corporation.

         (d) "Director" shall mean a member of the Board of Directors of the Company or a member of the Board of Directors of any Subsidiary of the Company, as the case may be.

         (e) "Outside Director" shall mean a member of the Board of Directors of the Company or any Subsidiary of the Company who is not an employee of the Company on the date of grant of the Stock Option. As used herein, "employee of the Company" means any full-time employee of the Company, its subsidiaries and their respective divisions, departments and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries who is employed at least thirty-five (35) hours a week; provided, however, it is expressly understood that an employee of the Company does not include independent contractors or other persons not otherwise employed by the Company or any Subsidiary of the Company but who provide legal, accounting, investment banking or other professional services to the Company or any Subsidiary of the Company.

         (f) "Plan" shall mean this 1989 Stock Option Plan for Outside Directors, as the same may be amended from time to time.

         (g) "Recipient" shall mean an Outside Director of the Company or any Subsidiary of the Company who has been granted a Stock Option under the Plan or any person who succeeds to the rights of such Outside Director under this Plan by reason of the death of such Outside Director.

         (h) "Stock Option" shall mean the right to purchase, upon exercise of a Stock Option granted under this Plan, shares of the Common Stock. Such Stock Options are non-statutory stock options and are not intended to be "incentive stock options" as defined in the Internal Revenue Code of 1986, as amended.

         (i) "Subsidiary of the Company" shall mean a subsidiary of the Company, its divisions, departments, and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries.

         3. ADMINISTRATION OF THE PLAN. The Plan may be administered by the Company's Board of Directors or an Option Committee (the "Committee"), as the Board of Directors of the Company may in its sole discretion decide. All Outside Directors shall be ineligible to vote upon any matter concerning the Stock Options including adoption of this Plan. The Committee, if it is established by the Company's Board of Directors to administer the Plan, shall consist of directors of the Company who are not Outside Directors, to be appointed by and to serve at the pleasure of the Board of Directors of the Company. A majority of the Committee members shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be valid acts of the Committee. All references herein to the Committee shall be deemed to mean any successor to the Committee, however designated, or the Board of Directors of the Company if the Board has not approved a Committee.

         The Committee shall have full power and authority to construe, interpret and administer the Plan and, subject to the powers herein specifically reserved to the Company's Board of Directors and subject to the other provisions of this Plan, to make determinations which shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the shareholders of the Company, the Board of Directors, the Recipients and any persons having any interest in any Stock Options which may be granted under this Plan. The Committee shall impose such additional conditions upon Stock Options granted under this Plan and the exercise thereof as may from time to time be deemed necessary or advisable, in the opinion of counsel to the Company, to comply with applicable laws and regulations. The Committee from time to time may adopt rules and regulations for carrying out the Plan and written policies for implementation of the Plan. Such policies may include, but need not be limited to, the type, size and terms of Stock Options to be granted to Outside Directors of the Subsidiaries of the Company and the conditions for payment of Stock Options by Recipients.

         The initial Committee shall consist of Henry W. Bloch, Chairman and Chief Executive Officer of the Company, Jerome B. Grossman, Vice Chairman of the Company, and Thomas M. Bloch, President of the Company.

         4. ABSOLUTE DISCRETION. The Committee may, in its sole and absolute discretion, from time to time during the continuance of the Plan, (i) determine which Outside Directors of any Subsidiary of the Company shall be granted Stock Options under the Plan, (ii) grant Stock Options to any Outside Directors of any Subsidiary of the Company so selected, (iii) determine the type, date of grant, size and terms of Stock Options to be granted to Outside Directors of any Subsidiary of the Company (subject to Sections 7, 9 and 10 hereof, as the same may be hereafter amended), (iv) determine the terms other than the date of grant, size and stock option price of Stock Options granted pursuant to Section 6 hereof to Outside Directors of the Company, (v) place conditions or restrictions on the receipt of Stock Options by Outside Directors of any Subsidiary of the Company or on the payment or exercise of any Stock Options, and (vi) do all other things necessary and proper to carry out the intentions of this Plan.

         5. ELIGIBILITY. Stock Options may be granted to any Outside Director; however, subject to Section 6 hereof, no Outside Director or other person shall have any claim or right to be granted a Stock Option under the Plan. No member of the Committee (other than an ex officio member) shall be eligible for grants of Stock Options under the Plan.

         6. PRESCRIBED STOCK OPTIONS FOR OUTSIDE DIRECTORS OF THE COMPANY. During the continuance of the Plan, a Stock Option to purchase an aggregate of 3,000 shares of Common Stock shall be granted on each date of grant specified in this Section 6 to each Outside Director of the Company serving as such on such date of grant. Stock Options specified in this Section 6 shall be granted on September 11, 1991, and on June 30 of each year thereafter in which the Plan is in effect. The stock option price of each share of Common Stock subject to a Stock Option granted pursuant to this Section 6 shall be determined in accordance with Section 9 hereof. Outside Directors of the Company shall not be granted Stock Options pursuant to the Plan other than as specified in this
Section 6, provided that no Stock Options granted pursuant to this Plan prior to September 11, 1991, shall be invalidated or otherwise affected by the provisions of this Section 6. This Section 6 shall not apply to Outside Directors of Subsidiaries of the Company who are not also Outside Directors of the Company on the date of grant.

         7. STOCK SUBJECT TO THE PLAN. The total number of shares of Common Stock issuable under this Plan may not at any time exceed 150,000 shares, subject to adjustment as provided in Sections 14 and 15 hereof. Shares of Common Stock not actually issued pursuant to Stock Options shall be available for future Stock Options. Shares of Common Stock to be delivered or purchased under the Plan may be either authorized but unissued Common Stock or treasury shares.

         8. VESTING REQUIREMENTS. The Committee may determine that all or a portion of a Stock Option shall be vested at such times and upon such terms as may be selected by it. All Stock Options shall expire as to all of their unexercised shares ten years after the date of their grant.

         9. STOCK OPTION PRICE. The purchase price per share of Common Stock under each Stock Option granted hereunder shall be equal to the last reported sale price, regular way, for the Common Stock on the New York Stock Exchange on the date of grant (or, if said date of grant falls on a non-business day, then on the next preceding business date on which the stock is quoted) of such Stock Option.

         10. PAYMENT OF STOCK OPTION PRICE. Payment for exercise of any Stock Option granted hereunder shall be made (a) in cash, or (b) by delivery of Common Stock having a market value equal to the aggregate option price, or (c) by a combination of payment of cash and delivery of Common Stock in amounts such that the amount of cash plus the market value of the Common Stock equals the aggregate option price.

         11. CONTINUATION AS DIRECTOR. The Committee shall require that a Recipient be an Outside Director at the time a Stock Option is granted and may require that a Recipient be an Outside Director at the time a Stock Option is exercised. The Committee may provide for the termination of an outstanding Stock Option if a Recipient ceases to be an Outside Director and may establish such other provisions with respect to the termination or disposition of a Stock Option on the death or retirement of a Recipient as it, in its sole discretion, deems advisable. The Committee shall have the sole power to determine the date of any circumstances which shall constitute cessation as a Director and to determine whether such cessation is the result of retirement, death or any other reason.

         12. REGISTRATION OF STOCK. No Stock Option may be exercised at any time when its exercise or the delivery of shares of Common Stock or other securities thereunder would, in the opinion of counsel for the Company, be in violation of any state or federal law, rule or ordinance, including any state or federal securities laws or any regulation or ruling of the Securities and Exchange Commission. If at any time counsel for the Company shall determine that qualification or registration under any state or federal law of the shares of Common Stock or other securities thereby covered, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the exercise of such Stock Option or the purchase of shares thereunder, the Stock Option may not be paid or exercised in whole or in part unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions such counsel deems unacceptable.

         13. NON-ASSIGNABILITY. No Stock Option granted pursuant to the Plan shall be transferable or assignable by the Recipient other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Security Act, or the rules thereunder. During the lifetime of the Recipient a Stock Option granted pursuant to the Plan shall be exercisable only by the Recipient.

         14. DILUTION OR OTHER ADJUSTMENTS. In the event of any change in the capital structure of the Company, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors of the Company shall make such equitable adjustments with respect to the Stock Options or any provisions of this Plan as it deems necessary or appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock subject to an outstanding Stock Option.

         15. MERGER, CONSOLIDATION, REORGANIZATION, LIQUIDATION, ETC. If the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization or liquidation, the Board of Directors of the Company shall make such arrangements it deems advisable with respect to outstanding Stock Options, which shall be binding upon the Recipients of outstanding Stock Options, including, but not limited to, the substitution of new Stock Options for any Stock Options then outstanding, the assumption of such Stock Options and the termination of or payment for such Stock Options.

         16. COSTS AND EXPENSES. The cost and expenses of administering the Plan shall be borne by the Company and not charged to any Stock Option nor to any Recipient.

         17. STOCK OPTION AGREEMENTS. The Committee shall have the power to specify the form of Stock Option Agreements to be granted from time to time pursuant to and in accordance with the provisions of the Plan and such agreements shall be final, conclusive and binding upon the Company, the shareholders of the Company and the Recipients. No Recipient shall have or acquire any rights under the Plan except such as are evidenced by a duly executed agreement in the form thus specified.

         18. NO SHAREHOLDER PRIVILEGES. Neither the Recipient nor any person claiming under or through him or her shall be or have any of the rights or privileges of a shareholder of the Company in respect to any of the Common Stock issuable upon the exercise of any Stock Option, unless and until certificates evidencing such shares of Common Stock shall have been duly issued and delivered.

         19. GUIDELINES. The Board of Directors of the Company shall have the power to provide guidelines for administration of the Plan by the Committee and to make any changes in such guidelines as from time to time the Board deems necessary.

         20. AMENDMENT AND DISCONTINUANCE. The Board of Directors of the Company shall have the right at any time during the continuance of the Plan to amend, modify, supplement, suspend or terminate the Plan, provided that (a) no amendment, supplement, modification, suspension or termination of the Plan shall in any manner affect any Stock Option of any kind theretofore granted under the Plan without the consent of the Recipient of the Stock Option, unless such amendment, supplement, modification, suspension or termination is by reason of any change in capital structure referred to in Section 14 hereof or unless the same is by reason of the matters referred to in Section 15 hereof; (b) Sections 6 and 9 herein shall not be amended or modified more than once in any six-month period, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules thereunder and (c) if the Plan is duly approved by the shareholders of the Company, no amendment, modification or supplement to the Plan shall thereafter, in the absence of the approval of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly constituted meeting of shareholders of the Company, (i) increase the aggregate number of shares which may be issued under the Plan, unless such increase is by reason of any change in capital structure referred to in Section 14 hereof, (ii) change the termination date of the Plan provided in Section 21 hereof, or (iii) delete or amend the provisions of Section 9 hereof relating to the establishment of the stock option price.

         21. TERMINATION. Stock Options may be granted in accordance with the terms of the Plan until December 5, 2001, on which date this Plan will terminate except as to Stock Options then outstanding hereunder, which Stock Options shall remain in effect until they have expired according to their terms.

         22. APPROVAL. This Plan shall take effect upon due approval by the Board of Directors of the Company.

                               H&R BLOCK, INC.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE HEREOF. IF NO SUCH SPECIFICATION IS MADE, IT WILL BE VOTED FOR EACH OF THE PROPOSALS.

The undersigned hereby appoints G. Kenneth Baum, Henry W. Bloch and Frank L. Salizzoni, and each of them, the proxies (acting by a majority or, if only one be present, then that one shall have all of the powers hereunder), each with full power of substitution, for and in the name of the undersigned to represent and to vote all shares of stock of H&R BLOCK, INC., a Missouri corporation, of the undersigned at the annual meeting of shareholders of said corporation to be held at the Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City, Missouri, on September 9, 1998, commencing at 9:00 a.m., Kansas City time, and at any adjournment thereof, notice of said meeting and the proxy statement furnished therewith having been received by the undersigned; and, without limiting the authority hereinabove given, said proxies or proxy are expressly authorized to vote in accordance with the undersigned's direction as to those matters set forth on the reverse side hereof and in accordance with their best judgment in connection with the transaction of such other business, if any, as may properly come before the meeting.


            BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS FORM

--------------------------------------------------------------------------------

                 /\ PLEASE DETACH PROXY HERE, SIGN AND MAIL /\




                                                       July 30, 1998


Dear Shareholder:

        The annual meeting of shareholders of H&R Block, Inc. will be held at the Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City, Missouri, at 9:00 a.m., Kansas City time, on Wednesday, September 9, 1998.

        It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting in person, please review the enclosed proxy materials, complete the proxy form attached above, and return it promptly in the envelope provided.

1. ELECTION OF CLASS III DIRECTORS      2. APPROVAL OF AMENDMENTS TO THE 1989 STOCK          3. RATIFICATION OF THE APPOINTMENT OF
                                           OPTION PLAN FOR OUTSIDE DIRECTORS TO (A)             PRICEWATERHOUSECOOPERS LLP AS THE
        FOR               WITHHOLD         EXTEND THE PLAN FOR TWO YEARS, AND (B) INCREASE      COMPANY'S INDEPENDENT AUDITORS FOR
   all Nominees          AUTHORITY         FROM 2,000 TO 3,000 THE NUMBER OF SHARES OF          THE YEAR ENDING APRIL 30, 1999.
listed below (except     to vote for       COMMON STOCK SUBJECT TO A STOCK OPTION
   as marked to          all nominees      AUTOMATICALLY GRANTED EACH YEAR TO EACH OUTSIDE
 the contrary below)    listed below       DIRECTOR OF THE COMPANY.
                                                FOR        AGAINST        ABSTAIN                   FOR      AGAINST      ABSTAIN
       [  ]                [  ]                 [ ]          [ ]            [ ]                     [ ]        [ ]          [ ]


INSTRUCTION: To withhold authority to vote for any individual nominee(s), clearly cross out his/her (their) name(s) below.

NOMINEES ARE: DONNA R. ECTON,
              MARVIN L. RICH,
              LOUIS W. SMITH AND
              MORTON I. SOSLAND


                                                                        Dated_______________________________________________, 1998

                                                                        _________________________________________________________

                                                                        _________________________________________________________
                                                                                         SIGNATURE OF SHAREHOLDER(S)


                                                                        (Please date and sign exactly as name appears at the left
                                                                        and return in the enclosed postage paid  envelope. If shares are owned in joint names, all joint owners should sign.)


--------------------------------------------------------------------------------
                 /\ PLEASE DETACH PROXY HERE, SIGN AND MAIL /\




IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE, DETACH AND MAIL THE PROXY FORM ABOVE AS SOON AS POSSIBLE.